UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 25, 2007

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 25, 2007, we announced a strategic initiative to transition the worldwide assembly and testing of our semiconductor and storage systems products to contract manufacturers. The initiative is expected to achieve greater cost efficiencies through the adoption of a variable cost structure and to provide for scalable capacity without additional capital investment.
In connection with this initiative, on July 25, 2007, we entered into a definitive agreement to sell our semiconductor assembly and test operations in Thailand to an affiliate of STATS ChipPAC Ltd. for approximately $100 million. The Thailand facility consists of approximately 440,000 square feet of floor space and employs approximately 1100 people. LSI currently obtains assembly and test services from STATS ChipPAC.
Under the terms of the agreement, STATS ChipPAC will offer employment to substantially all of the LSI manufacturing employees based at the site, with the remaining non-manufacturing workforce expected to continue their employment with LSI. STATS ChipPAC and LSI will also enter into additional agreements, including a multi-year wafer assembly and test agreement and a transition services agreement.
The transaction is expected to close within 90 days, subject to the satisfaction of customary closing conditions and regulatory approvals.
We also announced that we will transition semiconductor and storage systems assembly and test operations performed at our facilities in Singapore and Wichita, Kansas to current contract manufacturing partners. The transition of these operations is expected to be completed in the first half of 2008.
Item 2.02 Results of Operation and Financial Condition.
On July 25, 2007, LSI Corporation issued a news release regarding its financial results for the quarter ended July 1, 2007. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K.
The news release contains non-GAAP financial information. Management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors about financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports.
Management has historically used these non-GAAP measures when evaluating operating performance because we believe that the inclusion or exclusion of the items described below provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. Externally, we believe that these non-GAAP measures continue to be useful to investors in their assessment of our operating performance and their valuation of the company.
Internally, these non-GAAP measures are significant measures used by management for purposes of:
•	evaluating the core operating performance of the company;

•	determination of bonuses for certain key employees;

•	establishing internal budgets;

•	calculating return on investment for development programs and growth initiatives;

•	comparing performance with internal forecasts and targeted business models;

•	strategic planning;

•	evaluating and valuing potential acquisition candidates and how their operations compare to the company’s operations; and

•	benchmarking performance externally against our competitors.
Non-GAAP financial measures:
     Non-GAAP net income:
     Non-GAAP net income is important to the Company for the reasons noted above and excludes the following items:
•	Stock-based compensation. Stock-based compensation relates primarily to LSI stock awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

•	Amortization of acquisition related intangibles and in-process research and development. These charges are acquisition-related charges. Amortization of acquisition-related intangibles relates to purchased technology in acquisitions such as existing technology, patents and trademarks. In-process research and development relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

•	Restructuring of operations and other items, net. This represents charges/losses and gains that are not directly related to the company’s ongoing or core business results. Management regularly excludes such items from internal operating forecasts and models because they are not considered a core operating activity for the company and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare our company against the performance of other companies without this variability.

•	Other charges and gains. Other charges and gains consist of gains or losses on equity investments and certain non-operating gains and losses that occur on an infrequent basis and vary greatly in amount. We do not regularly trade public equity securities nor do we typically use these securities to fund of ongoing operations. Management excludes these items because they do not affect our core operations. Excluding this data provides investors with a basis to compare our company against the performance of other companies without this variability.

•	Non-GAAP income tax expense/benefit. This item represents the additional amount of tax expense or benefit that the company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability.
Some of the limitations of relying on non-GAAP financial measures include:
•	Stock-based compensation. LSI’s stock-based incentive plans are important components of our employee incentive compensation arrangements and are reflected in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. Stock-based compensation should be considered for a complete view of the costs of our compensation arrangements.

•	Amortization of acquisition-related intangibles and in-process research and development. Acquisitions have been an important part of our business strategy and the corresponding acquisition-related charges reflect the costs of choosing acquisitions as a form of growth strategy.

•	Restructuring of operations and other items, net. This item reflects charges for severance, exit costs associated with leased facilities, asset impairment charges and gains on sales of assets that are no longer strategic. While no longer strategic to the future of the company, such items reflect the costs of decisions made as part of running a business and are critical to a complete view of our historical results.

•	Other charges and gains. These amounts should be included for a complete view of our historical performance even though they are not related to our core operations. For the second quarter ended July 1, 2007, LSI included a one-time charge related to a mark-up to inventory as part of the purchase accounting associated with the merger with Agere on April 2, 2007.

•	Non-GAAP income tax expense/benefit. This item represents the additional amount of tax expense or benefit that the company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. The limitation in it is that it does not include the effect of all the items excluded from the non-GAAP financial statements.
All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	News Release issued July 25, 2007.*

*	Furnished, not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Bryon Look
Bryon Look
Executive Vice President and Chief Financial Officer

Date: July 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release issued July 25, 2007.*

*	Furnished, not filed.